INTEGRATED LIVING COMMUNITIES, INC.
                             STOCK OPTION AGREEMENT
                             ----------------------

                  AGREEMENT  made as of the _________ day of  _________________,
____, by and between Integrated Living Communities, Inc., a Delaware corporation (the "Company"), and _____________________________________ (the "Optionee").

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, pursuant to the Integrated Living Communities, Inc. Non- Employee Directors Stock Option Plan (the "Plan"), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock, $.01 par value, of the Company (the "Common Stock") upon the terms and conditions set forth in this agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Grant. The Company hereby grants to the Optionee an option to purchase 7,500 shares of Common Stock at a purchase price per share of $______. This option is intended to be treated as an option which does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. Restrictions on Exercisability. Except as specifically provided otherwise herein, the option will become exercisable as to 2,500 shares on the first anniversary of the date hereof, as to an additional 2,500 shares on the second anniversary of the date hereof and as to the remaining 2,500 shares on the third anniversary of the date hereof. Unless sooner terminated, the option will expire if and to the extent it is not exercised within ten years from the date hereof.

                  3. Exercise. The option may be exercised in whole or in part in accordance with the above schedule by delivering to the Secretary of the Company (a) a written notice specifying the number of shares to be purchased, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company are made for the satisfaction of such withholding obligations). The exercise price shall be payable in cash or by bank or certified check. The Company may (in its sole and absolute discretion) permit all or part of the exercise price to be paid with previously-owned shares of Common Stock, or in installments (together with interest) evidenced by the Optionee's secured promissory note.

                  4. Rights as Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made (or, to the extent payable in installments, provided for). The Optionee shall have no rights as a stockholder with respect to any shares covered by the option until a stock certificate




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for such shares is issued to the Optionee.  Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

                  5. Nontransferability. The option is not assignable or transferable except upon the Optionee's death to a beneficiary designated by the Optionee or, if no designated beneficiary shall survive the Optionee, pursuant to the Optionee's will and/or the laws of descent and distribution. During an Optionee's lifetime, the option may be exercised only by the Optionee or the Optionee's guardian or legal representative.

                  6. Termination of Service. If the Optionee ceases to be a non-employee director of the Company for any reason other than death or disability, then, unless sooner terminated under the terms hereof, the option will terminate on the date six months after the date of the Optionee's termination of service as a non-employee director. If the Optionee's service as a non-employee director is terminated by reason of the Optionee's death or disability, then, unless sooner terminated under the terms hereof, the option will terminate on the date one year after the date of death or disability, respectively. For purposes hereof, the term "disability" means the inability of Optionee to perform the customary duties of a director by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

                  7. Compliance With Securities Laws. Notwithstanding anything herein to the contrary, the option may not be exercised if in the opinion of counsel to the Company, such exercise and/or issuance would result in a violation of federal or state securities laws.

                  8.       Acceleration of Exercisability; Capital Changes.

                           (a)   If any event  constituting a "Change in Control
of the Company" shall occur, the option shall, unless sooner terminated under the terms hereof, immediately become exercisable. A "Change in Control of the Company" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's

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stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                           (b)   If, at any time  within  two  years  after  any
person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, the Optionee is removed as a director of the Company (other than for justifiable cause) or the Company does not renominate the Optionee for election as a director (other than for justifiable cause), then the option shall, unless sooner terminated under the terms hereof, become immediately exercisable in full. For purposes hereof, justifiable cause shall mean any or all of the following: (i) the Optionee materially fails to perform his duties as a director; (ii) the Optionee is convicted of any felony; or (iii) the Optionee commits theft, larceny or embezzlement of the Company's tangible or intangible property.

                           (c)   In the event of any stock split, stock dividend
or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors of the Company to the number and option exercise price per share of Common Stock which may be purchased under the option. In the case of a merger, consolidation or similar transaction which results in a replacement of the Company's Common Stock with stock of another corporation but does not constitute Change in Control of the Company, the Company will make a reasonable effort, but shall not be required, to replace the option granted hereunder with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of the option, with the option being terminated if not exercised within the time period specified by the Board of Directors of the Company.

                           (d)   In the event of any adjustment in the number of
shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

                           (e)   All  adjustments  under this Section 8 shall be
made by the Board of Directors of the Company, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                  9. No Rights to Continue Service. Nothing in this agreement shall give the Optionee any right to continue in the service of the Company, or interfere in any way with the right of the Company to terminate the service of the Optionee.

                  10. Provisions of Plan. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between those provisions and the provisions

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


hereof. The Optionee acknowledges receipt of a copy of the Plan prior to the execution of this agreement.

                  11. Administration. The Board of Directors of the Company will have full power and authority to interpret and apply the provisions of this agreement and act on behalf of the Company in connection with this agreement, and the decision of the Board of Directors of the Company as to any matter arising under this agreement shall be binding and conclusive as to all persons.

                  12.      Miscellaneous.

                           (a)   This agreement  shall be binding upon and shall
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                           (b)   This  agreement  shall  be  governed   by   and
construed in accordance with the laws of the State of Delaware. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.

                  IN WITNESS WHEREOF, this agreement has been executed as of the date first above written.

                                      INTEGRATED LIVING COMMUNITIES, INC.

                                      By: ________________________________



                                      ------------------------------------
                                      Optionee

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